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                                                                   EXHIBIT 10.33

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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") entered into on October 15, 2004, by and between NORTH POINTE INSURANCE COMPANY, a Michigan corporation ("Seller"), and THI HOLDINGS (DELAWARE), INC., a Delaware corporation ("Buyer"). The Buyer and Seller are referred to collectively herein as the "Parties". Certain capitalized terms used herein are defined in Section l hereof.

                                    RECITALS

       WHEREAS, Seller is a Michigan corporation conducting a property and casualty insurance company business in the State of Michigan; and

      WHEREAS, Buyer, through its subsidiaries, operates a property and casualty insurance company in the State of Michigan; and

      WHEREAS, on the terms and subject to the conditions contained in this Agreement, Buyer desires to pursue certain policy replacements of contracts of non-standard automobile insurance currently underwritten by Seller, and Seller desires to exit the business of underwriting and issuing contracts of non-standard automobile insurance, to non-renew its existing non-standard automobile insurance policies, and to assist Buyer in its pursuit of such replacements of contracts of non-standard automobile insurance currently underwritten by Seller in the State of Michigan.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, intending to be legally bound, the Parties represent, warrant, covenant and agree as follows:

      SECTION 1. DEFINITIONS.

      "Acquired Assets" means all of Seller's agent lists and Seller's right to underwrite and offer policyholder replacement policies connected to Seller's non-standard automobile business in the State of Michigan, and the other assets described in EXHIBIT A hereto. Notwithstanding anything in this Agreement to the contrary, both parties acknowledge that under the American Agency System, the independent agents that market Seller's non-standard automobile insurance products and have the right to solicit renewals of those policies. The Parties acknowledge that Seller has not claimed that it is selling to Buyer any rights to the renewals that are superior to those claimed by those agents.



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      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Bill of Sale" has the meaning set forth in Section 10(a).

      "Closing" has the meaning set forth in Section 2(e) below.

      "Closing Date" has the meaning set forth in Section 2(e) below.

      "Confidential Material" has the meaning set forth in Section 12(e) below.

      "Damages" has the meaning set forth in Section 14(b)(i).

      "Days" shall mean calendar days.

      "Exhibit or Schedule" shall mean the exhibits and schedules delivered by Seller to Buyer and attached to this Agreement.

      "Indemnified Party" has the meaning set forth in Section 14(b)(iii) below.

      "Indemnifying Party" has the meaning set forth in Section 14(b)(iii) below.

      "Knowledge" or words of similar import means actual knowledge after reasonable investigation.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Material Adverse Effect" means any material adverse effect on the business, financial condition, results of operations or properties as to any of the Acquired Assets.

      "Opt Out" means an agent's response to Seller's notification of the transaction described in this Agreement, instructing the parties not to offer Buyer's replacement policy to the agent's clients, a list of which Buyer will provide to Seller by October 27, 2004.


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      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" or "Parties" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation (including limited liability companies), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchase Price" has the meaning set forth in Section 2(c) below.

      "Security Interest" means any mortgage, encumbrance, charge, claim, equitable interest, lien, option, pledge, Security Interest, or right of first refusal, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum tax or estimated tax, including any interest, penalty, or addition thereto, whether disputed or not.

      SECTION 2. BASIC TRANSACTION.

      (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets free and clear of all Security Interests at the Closing for the consideration specified below.

      (b) No Assumption of Seller's Liabilities. Buyer will not assume or have any responsibility with respect to any obligation or Liability of Seller, and shall not become a successor in interest of Seller that may result in Buyer assuming any obligation or Liability of Seller. For the avoidance of doubt, without limitation, Buyer shall not assume, directly or indirectly, any of the Seller's liabilities and or obligations, whether direct, indirect, contingent or otherwise, related to any insurance policies issued by Seller.


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      (c) Purchase Price. The aggregate purchase price of the Acquired Assets shall be Four Million Dollars ($4,000,000) ("Purchase Price"). Subject to the terms and conditions of this Agreement, Buyer agrees to wire in immediately available funds to Seller at Closing, the sum of Three Million Dollars ($3,000,000) ("Closing Payment"). Buyer will wire to Seller the sum of One Million Dollars ($1,000,000) ("Second Payment") on the first business day following 60 days after the Closing, upon Seller's doing the following post-closing requirements during that 60 day period:

            (i) Keeping to its ordinary course of business, underwrite and service the in-force non-standard policies, including those that are renewed on Seller's paper prior to Closing, the policy terms of which expire after Closing.

            (ii) Provide daily transaction detail supporting upcoming policy renewals to be effective 40 days prior to expiration for policies expiring on and after December 1, 2004, in a mutually agreed upon format. Additionally, Seller will provide to Buyer a listing of changes and copies of endorsements affecting policies referenced above.

            (iii) Within two (2) business days following Closing, Seller shall send letters which have been mutually agreed upon by the Parties to all of Seller's agents notifying them of this transaction and specifying the last day for the agent to submit any pending policies.

            (iv) Issue non-renewal notices along with a cover letter mutually agreed upon by the Parties to all insureds, agents and legally interested third parties 33 days prior to expiration in a mutually agreed upon format for policies expiring on and after December 1, 2004. For any insured for whom the agent has not provided a written intent to Opt Out and to whom Buyer wishes to offer a replacement policy, Buyer will provide Seller with a policy application, premium quote and any other document that Buyer deems appropriate, for Seller to mail to the insured shortly after the mailing of the non-renewal notice.

            (v) Send its Vice President of Marketing or other members of its marketing staff to visit the agents who produce in the aggregate no less than 75% of Seller's current book of non-standard auto business to inform such agents of this transaction, and attempt to persuade those agents to move their business to Buyer. Buyer's representative shall be afforded an opportunity to participate in such agent visits.

            (vi) After October 29, 2004, Seller shall cease accepting any non-standard automobile applications from agents and shall return any application to the agent from whom it was received.

      Upon Seller performing all of these post-closing requirements during the period 60 days following Closing, Buyer will pay Seller the Second Payment within two (2) business days of the 60th day following Closing. For the avoidance of doubt, however, Seller's obligation to


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continue to perform all of the above post-closing requirements, shall be ongoing following the payment of the Second Payment, will not cease upon payment of the Second Payment, and shall continue until all of Seller's non-standard automobile policies shall legally non-renew.

      Seller has provided necessary instructions for wire transfers of the Closing Payment. Seller will provide to Buyer any change in wire transfer instructions no less than three days prior to the Second Payment date.

      (d) Closing. The closing of the transactions contemplated herein (the "Closing") will take place on or before October 15, 2004 in Southfield, MI at Seller's business offices, at which time and place, subject to the satisfaction or waiver of each condition precedent, the assets and instruments of conveyance will be delivered and all rights, title and interest will vest in the party receiving them (the "Closing Date").

      (e) Bonus Payments. In addition to the Purchase Price, subject to the terms and conditions of this Agreement, Buyer shall pay Seller performance bonuses for assisting Buyer in converting Seller's in-force policies (as measured at Closing), such performance bonuses to be paid as bonus level percentages are achieved and reported in Buyer's reports ("Bonus Payments"). A policy is "renewed" when the first payment is received on Buyer's new or renewal policies relating to Seller's previous in-force policy. Seller shall pay Buyer $250,000 for assisting Buyer if Buyer converts 28% of the Sellers' in-force policies (as measured from Closing) no later than nine months following the Closing. Buyer shall pay Seller an additional $250,000 if the number of in-force policies that are converted reaches 35% of the Sellers' in-force policies (as measured from Closing) no later than nine months following the Closing. Bonus Payments will be paid as earned and reported in Buyer's reports. Buyer will provide Seller daily transaction detail supporting its replacements of Seller's policies in a mutually agreed upon format.

      The Parties will calculate the bonus level percentages as follows:

            (i) Credit will be given for policies that cancel and renew with Buyer through the same agent, and within 45 days of the date of cancellation.

            (ii) Policies written by agents who have been cancelled by any of Buyer's affiliates in the 4 year period prior to closing will not be included in the calculation of in-force policies at Closing.

            (iii) Policies written by agents to whom Buyer does not offer an agent agreement will not be included in the calculation of in-force policies at Closing.


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      In order for Buyer to achieve its goal of transferring business and for
Seller to achieve its goal of receiving the Bonus Payments, the Parties also agree Buyer will not file a rate change regarding Seller's insurance contracts in excess of 2% overall for a period of four months following the Closing Date.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the Buyer as follows:

      (a) Organization. Seller is duly organized and validly existing as a corporation and in good standing under the laws the State of Michigan, and has all requisite power and authority to own, lease, and sell the assets, properties and business contemplated in this Agreement.

      (b) Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and this Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

      (c) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of Buyer's affiliates could become liable or obligated. Seller will indemnify Buyer for any misrepresentation contained in this Section 3(c).

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated thereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which Seller or any of its material properties or assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or creation of a Security Interest would not materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement.

      (e) Title to Acquired Assets. Seller has good and marketable title to each of the Acquired Assets, and except for liens to be paid and released at Closing, all of which shall be


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satisfied by Seller at or prior to Closing, each of the Acquired Assets is free and clear of all Security Interests, restrictions, liens and other encumbrances.

      (f) Notices, Consents and Approvals. Other than as set forth in SCHEDULE 3(f) hereto, the execution and delivery by the Seller of this Agreement, the performance by the Seller of Seller's obligations hereunder, and the consummation by the Seller of the transactions contemplated hereby do not require the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental or regulatory body or other third party.

      (g) Undisclosed Liabilities. There is no Liability relating to the transactions contemplated under this Agreement (and to the Knowledge of Seller there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such Liability) not retained by Seller that has not been disclosed by Seller to Buyer or shall not be disclosed by Seller to Buyer prior to the Closing Date.

      (h) Legal Compliance. Seller is not in violation of any federal, state or local law, ordinance, statute, rule, regulation, order, judgment, injunction, award, decree or requirement of any governmental or regulatory body, court or arbitrator, which violation individually or in the aggregate would have a Material Adverse Effect on any of the Acquired Assets, and Seller has not received any written notice that any such violation is being or may be alleged.

      (i) Powers of Attorney. There are no outstanding powers of attorney executed that would have any effect on the Acquired Assets or the transactions contemplated herein.

      (j) Litigation. To the Knowledge of the Seller, there are no actions, suits, hearings, arbitration, proceedings (public or private) or governmental investigations that have been brought by or against any governmental authority or any other Person (collectively, "Proceedings") pending or threatened in writing against or affecting the Seller or any of the Acquired Assets as to which could result in a determination or resolution adverse and which, if so adversely determined or resolved, would have a Material Adverse Effect; and (ii) there are no existing or threatened in writing orders, judgments or decrees (other than those of general application) of any governmental authority which would have a Material Adverse Effect on any of the Acquired Assets.

      (k) Tax Matters. Seller has, and as of the Closing Date will have, paid and discharged all Taxes owed by Seller attributable to the Acquired Assets or the operation of the Acquired Assets by Seller (or any affiliate) that are due and payable, excepting such taxes,

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assessments and other levies which will not be due until or after the Closing
Date and Taxes that the taxpayer is contesting in good faith through appropriate proceedings.

      (l) Disclosure. To the best of Seller's Knowledge, this Agreement, including the Schedules and any other Exhibits, does not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements and information contained herein, in light of the circumstances in which they are made, not misleading. There is no fact which has not been disclosed to the Buyer in writing of which Seller is aware and which is or could reasonably be anticipated to be material to Buyer's decision to consummate the transactions contemplated by this Agreement on the terms and conditions set forth herein.

      SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Seller as follows:

      (a) Organization. Buyer is duly organized and validly existing as a limited liability company and in good standing under the laws the State of Delaware.

      (b) Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and this Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

      (c) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or any of Seller's affiliates could become liable or obligated. Buyer will indemnify Seller for any misrepresentation contained in this Section 4(c).

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated thereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which Buyer or any of its material properties or assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach,



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default, acceleration, termination, modification, cancellation, failure to give notice or creation of a Security Interest would not materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement.

      (e) Notices, Consents and Approvals. Other than as is set forth in
SCHEDULE 4(e) hereto, the execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder, and the consummation by the Buyer of the transactions contemplated hereby do not require the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or any governmental or regulatory body, or other third party.

      (f) Financing. The Buyer has, and will have at Closing, available cash or existing borrowing facilities that together are sufficient to enable it to consummate the transaction contemplated by this Agreement.

      (g) Due Diligence. Buyer has completed its legal, business, and financial due diligence with the results being to the satisfaction of Buyer in its sole discretion.

      SECTION 5. SELLER COVENANTS. The Seller covenants and agrees as follows:

      (a) General. The Seller will use Seller's best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

      (b) Notices and Consents. Seller will give any notices to third parties, and Seller will use Seller's best efforts to obtain any third party consents, that Buyer may reasonably request in connection with the matters referred to in SECTIONS 3(f) AND 4(e) above. Seller will give any notices to, make any filings with, and use its best efforts to obtain any necessary authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein. In addition, Seller shall assist Buyer in providing notice of the transaction, in a form satisfactory to both parties, at Closing to the agents who write Seller's Michigan non-standard automobile policies. Such notice shall allow for the agent to notify the Buyer that Buyer should not send any policy application to agent's clients (the "Opt Out").

      (c) Preservation of Acquired Assets. Prior to the Closing, Seller will use Seller's best efforts to keep the Acquired Assets substantially without material negative change, including present physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

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      (d) Full Access. Seller will permit representatives of Buyer to have reasonable access during normal business hours to all premises, properties, personnel, books, records (including tax records), contracts, and documents pertaining to the Acquired Assets.

      (e) Notice of Developments. Seller shall give prompt written notice to the Buyer of any development causing a breach of any of its own representations and warranties. No disclosure by the Parties pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Schedules or Exhibits or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Seller shall give prompt written notice to Buyer upon learning of any Basis which is a breach of Buyer's representations; provided however, Seller agrees that this
Section 5(e) shall in no way limit or waive the remedies available to Buyer under this Agreement.

      (f) Maintenance of Records. Seller will maintain and continue to keep the books, accounts and records associated with the Acquired Assets in the usual manner and consistent with prior practice.

      (g) Other Consents. Seller will use Seller's best efforts to assist Buyer in obtaining any approvals that may be necessary in connection with the sale of the Acquired Assets.

      (h) Continued Effectiveness of Representations and Warranties. From the date hereof, through the Closing Date, Seller shall use Seller's best efforts so that the representations and warranties contained in this Agreement hereof shall continue to be true and accurate on and as of the Closing Date.

      (i) Non-Compete. Seller shall not directly or indirectly compete with Buyer's use of the Acquired Assets for a period of three (3) years following the Closing Date in the geographic locations as further set forth in EXHIBIT B hereto.

      SECTION 6. BUYER COVENANTS. The Buyer covenants and agrees:

      (a) General. The Buyer will use its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

      (b) Notice of Developments. The Buyer will give prompt written notice to Seller of any development causing a breach of any of its own representations and warranties in Section 4 above. No disclosure by the Parties pursuant to this
Section 6(b) however shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Buyer shall give prompt notice to Seller upon learning of any Basis that causes a breach of any of Seller's


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representations; provided however, the Buyer agrees that this Section 6(b) shall in no way limit or waive the remedies available to Seller under this Agreement.

      (c) Other Consents. Buyer will use Buyer's best efforts to assist Seller in obtaining any approvals that may be necessary in connection with the sale of the Acquired Assets.

      (d) Continued Effectiveness of Representations and Warranties. From the date hereof, through the Closing Date, Buyer shall use Buyer's best efforts so that the representations and warranties contained in this Agreement hereof shall continue to be true and accurate on and as of the Closing Date.

      SECTION 7. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate this transaction are subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived by the Seller at or prior to the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties made by Buyer herein shall be true and correct in all material respects on the Closing Date and shall be confirmed in writing at the Closing by Buyer.

      (b) Performance by Buyer. All of the terms and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered under Section 11 hereof.

      (c) Legal Challenge. No suit, action or other proceeding brought by any federal or state government or agency shall be pending, and no claim by any such authority shall have been asserted, before any court or governmental agency in which it is or will be sought to restrain or prohibit the consummation of the transactions contemplated hereby.

      (d) Consents and Approvals. Seller shall have obtained all necessary consents and approvals.

      (e) Non-Performance. If any of the conditions contained in this Section 7 shall not be fulfilled or performed at or before the Closing Date to the reasonable satisfaction of Seller, Seller may, by written notice to Buyer, terminate all its obligations hereunder (except as otherwise provided herein) and where the non-performance or non-fulfillment of a condition is as a result of a breach of any covenant, representation or warranty on the part of Buyer herein contained, may bring an action against Buyer for damages suffered by Seller pursuant to Section 13 below,


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provided that any of the said condition may be waived in whole or in part by
Seller without prejudice to any claims it may have for breach of a covenant, representation or warranty.

      SECTION 8. CONDITIONS PRECEDENT TO CLOSING. The following conditions precedent have been satisfied in full:

      (a) Seller has provided Buyer with an audited statutory balance sheet for the year ended December 31, 2003 and balance sheets for the period from January 1, 2004 to June 30, 2004.

      (b) The Michigan Office of Financial and Insurance Services has advised the Parties that it has not presented any objection to this transaction.

      SECTION 9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this transaction are subject to and conditioned upon the satisfaction, at or prior to the Closing Date, or each of the following conditions precedent, any of which may be waived by the Buyer at or prior to the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties, made by Seller herein and in the Exhibits or in any schedule shall be true and correct in all material respects on the Closing Date and shall be confirmed in writing at the Closing by Seller.

      (b) Performance by Seller. All of the terms and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered under Section 10 hereof.

      (c) Approvals and Other Consents. Buyer shall have obtained all necessary approvals and other consents.

      (d) Legal Challenge. No suit, action or other proceeding shall be pending before any court or governmental agency, and no claim shall have been asserted, in which it is or will be sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      (e) Non-Performance. If any of the conditions contained in this Section 9 shall not be fulfilled or performed at or before the Closing Date to the reasonable satisfaction of Buyer, Buyer may, by written notice to Seller, terminate all its obligations hereunder and where the non-performance or non-fulfillment of a condition is as a result of a breach of any covenant, representation or warranty on the part of Seller herein contained, may bring an action against

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Seller for damages suffered by Buyer pursuant to Section 13 below, provided that any of the said conditions may be waived in whole or in part by Buyer without prejudice to any claims it may have for breach of covenant, representation or warranty.

      (f) Corporate Consents. Buyer shall have received by the Closing Date, all necessary corporate authorizations as to the transactions contemplated under this Agreement.

      (g) In-force Policies. There shall be at Closing at least 16,000 in-force policies.

      SECTION 10. ACTIONS AT CLOSING BY SELLER. At the Closing, Seller shall deliver to Buyer:

      (a) A general assignment and Bill of Sale transferring the Acquired Assets (the "Bill of Sale") in the form attached hereto as EXHIBIT C.

      (b) A certificate of the Seller in the form attached hereto as EXHIBIT D,
(i) attesting that the Seller has caused a reasonable examination as to the warranties and representations of Seller set forth herein, and (ii) attesting, that as of the Closing Date each of the representations and warranties of Seller contained herein is true.

      (c) Certified copies of resolutions of Seller's board of directors, respectively, authorizing the transactions contemplated by this Agreement.

      (d) At Closing, Seller shall provide to Buyer a complete file for all in-force policies that will include name, address, policy number, effective date, expiration date, agent name, agent address, and agent number. Seller will also provide claims information as described in EXHIBIT A herein.

      (e) Such other documents as may be necessary or appropriate, in the reasonable opinion of Buyer or its counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement, including placing the Acquired Assets in the physical possession of the Buyer where appropriate.

      SECTION 11. ACTIONS AT CLOSING BY BUYER. At or prior to the Closing, Buyer shall:

      (a) Wire transfer the Closing Payment as set forth in Section 2(c) in immediately available funds to an account of Seller, as designated in writing by Seller prior to the Closing Date.

      (b) Deliver a certificate of an officer of Buyer, in the form attached hereto as EXHIBIT E, (A) attesting that he or she has caused a reasonable examination to be made as to warranties and representations of Buyer set forth herein, and (B) attesting that on and as of the Closing Date each of the representations and warranties of Buyer contained herein is true.

      (c) Certified copies of resolutions of Buyer's board of directors, respectively, authorizing the transactions contemplated by this Agreement.

      (d) Deliver to Seller a list of all agents licensed with Seller that are not licensed with Buyer.

      (e) Deliver such other documents as may be necessary or appropriate, in the reasonable opinion of Seller or Seller's counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement.

      SECTION 12. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

      (a) In addition to the actions that Seller has agreed to take in the 60 days following Closing (as described in Section 2(c)), Seller shall cease to write new non-standard automobile insurance policies, provide appropriate non-renewal notices to its policyholders as required by law, and cease accepting any non-standard automobile applications after October 29, 2004 and return those applications unbound to the agents from whom they were received.

      (b) Intentionally omitted.

      (c) Seller shall use its best efforts to provide Buyer's access to Seller's appointed agency force, including a letter of introduction, in a form mutually agreeable to the Parties, describing the Buyer and the transaction.

      (d) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 14 below).

      (e) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event,



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                                                                  EXECUTION COPY

incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, each of the Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 14 below).

      (f) Confidentiality. The Parties will treat and hold as such all of the Confidential Material, refrain from using any of the Confidential Material except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request and option of such Party, all tangible embodiments (and all copies) of the Confidential Material which are in their possession. In the event that a Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Material, that Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 12(e). If, in the absence of a protective order or the receipt of a waiver hereunder, either such Party is, on the advice of counsel, compelled to disclose any Confidential Material to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Material to the tribunal; provided, however, that the disclosing Party shall use reasonable efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Material required to be disclosed as such Party shall designate.

      The term "Confidential Material" shall include all information, whether written or oral, (whatever the form or storage medium) or gathered by inspection, or acquired, directly or indirectly in connection with this Agreement regardless of whether such information is specifically identified as "confidential." Each Party recognizes and acknowledges the competitive value of the Confidential Material and the damage that could result if the Confidential Material were used or disclosed except as authorized by this Agreement.

      The term "Confidential Material" shall not include information that (i) was known to the Seller or its representatives or was in its or its representatives' possession (except as may have been provided during negotiations of this Agreement) prior to the date of this Agreement; or (ii) is or becomes generally available to the public other than through an unauthorized disclosure of the Seller or its representatives in violation of this Agreement; or (iii) becomes available to the Seller or its representatives from a source other than the Buyer or its representatives, provided that such source is not, to the Seller's knowledge, prohibited from transmitting such Confidential Material to the Seller by a contractual, legal or fiduciary obligation to the Buyer or its representatives or (iv) is independently developed by the Seller or any of its representatives without reference to the Confidential Material.


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      (g) Tax Matters. Seller shall be responsible for any and all Taxes attributable to the Acquired Assets or the operation of the Acquired Assets by Seller for any period (or portion thereof) on or prior to the Closing Date. Buyer shall be responsible for any and all Taxes attributable to the Acquired Assets or the operation of the Acquired Assets by Buyer for any period (or portion thereof) after the Closing Date.

      SECTION 13. TERMINATION.

      (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

            (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

            (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (a) in the event Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure after the notice of the breach or the breach has gone unabated as of the Closing Date, or (b) if the Closing shall not have occurred on or before October 30, 2004, by reason of the failure of any condition precedent in Sections 8 or 9 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement).

            (iii) Seller may terminate this Agreement by giving written notice to Buyer at anytime prior to the Closing (a) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure after notice of the breach or has continued unabated as of the Closing Date, or (b) if the Closing shall not have occurred on or before, October 30, 2004 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in the Agreement).

            (iv) Buyer may terminate this Agreement if at Closing the number of in-force policies is less than 16,000.

            (v) Either Party may terminate this Agreement if there is any objection expressed by the Michigan Office of Financial and Insurance Services concerning this Agreement or the transaction contemplated herein.


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      (b) Effect of Termination. If any Party terminates this Agreement pursuant to this Section 13, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (other than as a result of a willful breach of any covenant or agreement contained in this Agreement); provided, however, that the confidentiality provisions contained in
Section 12(f) shall survive termination.

      SECTION 14. INDEMNIFICATION.

      (a) Survival of Representations and Warranties. Unless otherwise stated herein, all of the representations and warranties, obligations, covenants, and agreements of the Parties contained in this Agreement shall survive the Closing for three (3) years. The representations and warranties, obligations, covenants and agreements in Sections 3(a), (b), (d), (e) and (j) shall survive the Closing without limitation. The representations and warranties, obligations, covenants and agreements in Sections 4(a), (b) and (d) shall survive Closing without limitation. If notice of indemnification is given in accordance with Section 14 hereof before the expiration of the applicable time referenced above, the representation, warrant, covenant, or agreement applicable to such claim shall survive until resolution of such claim and related matter. If notice of indemnification is not timely given as described herein, then such surviving obligations shall expire and be terminated as provided herein in this Agreement.

      (b) Indemnification; Arbitration and Litigation.

            (i) Seller's Indemnification. Subject to the limitations described in Section 14(a) above, Seller shall be liable for and defend, indemnify, and hold Buyer wholly harmless from and against any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel and related disbursements) (together, "Damages") incurred by Buyer as a result of or related to: (a) any breach of or any inaccuracy in, any of the representations, warranties, covenants and agreements of Seller contained in this Agreement, in any certificate, Schedule or Exhibit delivered pursuant hereto, or any agreement executed and delivered in connection with the transactions contemplated under this Agreement; (b) any demands, claims, actions or cause of actions of whatever kind or character arising out of or in connection with an insurance policy written by Seller; (c) Seller's negligent or wrongful performance or non-performance of its obligations pursuant to this Agreement or any other agreement provided for or contemplated herein; and (d) any demands, claims, actions or cause of actions against Buyer caused by Seller's act or omission. Seller will not indemnify Buyer for any demands, claims, actions or cause of actions against Buyer caused by Buyer's act or omission.


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            (ii)  Buyer's Indemnification. Subject to the limitations described in Section 14(a) above, Buyer shall be liable for and defend, indemnify, and hold Seller wholly harmless from and against any and all Damages incurred by Seller, as a result of, or related to: (a) any breach of or any inaccuracy in any of the representations, warranties, covenants and agreements of Buyer contained in this Agreement or in any certificate, Schedule or Exhibit delivered pursuant hereto or any agreement executed and delivered in connection with the transaction contemplated under this Agreement; (b) Buyer's negligent or wrongful performance or non-performance of its obligations pursuant to this Agreement or any other agreement provided for or contemplated herein; (c) any demands, claims, actions, or cause of actions of whatever kind or character arising out of or in connection with an insurance policy written by Buyer or its affiliates; and (d) any demands, claims, actions or cause of actions against Seller caused by Buyer's act or omission. Buyer will not indemnify Seller for any demands, claims, actions or cause of actions against Seller caused by Seller's act or omission.

            (iii) Indemnified Party. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Party in respect of which indemnity may be sought pursuant to this Section 14, such Party (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay such fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (b) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party, (c) the named parties in any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Party, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Buyer to be indemnified by the Seller shall be designated in writing by the Buyer and any such separate firm for the Seller to be indemnified by the Buyer shall be designated in writing by the Seller. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment in favor of the party asserting a claim, the


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                  Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse an Indemnified Party for fees and expenses of counsel as contemplated by
                  Section 14(b), the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (y) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

      Except as otherwise provided in this Agreement, Seller and Buyer hereby acknowledge and agree that the sole and exclusive remedy with respect to any claims against the other party relating to this Agreement or transaction contemplated herein shall be pursuant to the indemnification provisions contained in Section 14 hereof.

            (iv) Arbitration. Seller and Buyer shall endeavor to resolve any and all disputes out of, or relating to, this Agreement by binding arbitration in the State of Michigan pursuant to the then current rules of the American Arbitration Association. The Parties will attempt to agree upon a single arbitrator. In the event that they cannot agree to a single arbitrator, Seller and Buyer shall each appoint an arbitrator. The two arbitrators shall in turn select a neutral arbitrator with no interest in the dispute, but who is experienced in the type of issue in dispute. The three arbitrators will hear the dispute and a written determination signed by any two of the three arbitrators will be final and binding on the Parties. The arbitrators shall not be empowered to award damages in excess of actual damages and they shall be expressly prohibited from awarding punitive damages.

            (v) Attorneys' Fees. If either party brings any action or proceeding to interpret or enforce this Agreement, or for damages for any alleged breach hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

      SECTION 15. NOTICE OF DEFAULT AND RIGHT TO CURE. If a party defaults under any of this Agreement's terms, the non-defaulting party will give to the defaulting party a written notice of the default. The defaulting party has thirty (30) days after receipt of this notice to cure the

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      default. Only if the defaulting party fails to cure the default within this time period, may the non-defaulting party exercise those remedies granted under this Agreement or applicable law.

      SECTION 16. MISCELLANEOUS.

      (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

      (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as disclosed herein in the Agreement.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall not supersede or affect the Confidentiality Agreement, if any, which shall remain in full force and effect, but will terminate at the Closing.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, such approval will not be unreasonably withheld.

      (e) Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures which shall be treated as an original signature for all purposes.

      (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered

                                       20
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                                                                  EXECUTION COPY

or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to Buyer:

            THI Holdings (Delaware), Inc.
            5915 Landerbrook Drive
            Cleveland, Ohio 44124
            Attention:   John Burkhalter
                         President
            Fax Number:  (440) 461-0958

      Copy to:

            Office of General Counsel
            Nationwide Insurance
            One Nationwide Plaza 1-35-05
            Columbus, Ohio 43215
            Attention:   Mark E.  Hartman
                         Assistant General Counsel
            Fax Number:  (614) 249-2418
      If to Seller:

            North Pointe Insurance Company
            28819 Franklin Road
            Southfield, Michigan 48034
            Attention:   B.  Matthew Petcoff
                         President
            Fax Number:  (248) 358-3041

      Copy to:

            North Pointe Insurance Company
            28819 Franklin Road
            Southfield, Michigan 48034
            Attention:   Francis C.  Flood
                         General Counsel
            Fax Number:  (248) 359-9937

      Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.



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                                                                  EXECUTION COPY

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. The Seller and the Buyer will each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (l) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Full Cooperation. The Parties each agree to cooperate with each other in connection with all actions reasonably required to implement the transactions contemplated by this Agreement.

      (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement and the Non-Compete/Non-solicitation Agreement attached hereto are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and the Non-Compete/Non-Solicitation Agreement and to enforce specifically such agreements and the terms and provisions thereof respectively in any action instituted in state or federal court, in addition to any other remedy to which it may be entitled, at law or in equity.

                      (signature page follows immediately)





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                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

NORTH POINTE INSURANCE COMPANY
a Michigan corporation

By: /s/ John H. Berry
   ----------------------------------------------
            John H.  Berry
Title:      Chief Financial Officer and Treasurer

THI HOLDINGS (DELAWARE), INC.
a Delaware corporation

By: ____________________________________________
            John Burkhalter
Title:      President

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                                                                  EXECUTION COPY

                                    EXHIBIT A
                                 ACQUIRED ASSETS

The Acquired Assets shall consist of:

A. Seller's agent lists and its right to underwrite and offer policyholder replacement policies connected to, and all information relating to expirations of, Seller's non-standard automobile business in the State of Michigan; and

B.    The following data, policy files and/or policyholder related information:


Agent/Agency                                        Towing
Name, full address and phone                        Loss payee

Policy                                              Driver

Policy number                                       Driver type
Effective date                                      Driver name, age, date of
Expiration date                                     birth, sex, marital status
Named insured, full address and phone number        Drivers license number
Pay plan                                            Sr 22 filing
Current term premium                                Driver infractions
BI limit                                            Driver accidents
PD limit
UM coverage limit                                   Claims
Mini tort coverage                                  At fault accidents
PIP option / deductible

Vehicle

Vehicle number
VIN
Make
Model

Submodel
Symbol
Full garaging address
Vehicle use
Comp deductible
Coll type
Coll deductible
Additional equipment limit
Rental











                                       25
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                                                                  EXECUTION COPY

                                    EXHIBIT B

                    NON-COMPETE / NON-SOLICITATION AGREEMENT

      Non-Competition Non-Solicitation. Seller acknowledges that in order to make the purchase under this Agreement a long-term success for Buyer, a covenant not to solicit or compete with Buyer's use of the Acquired Assets and the execution of the transactions contemplated in the Agreement constitute a legitimate, protectable interest of the Buyer. Therefore, except as expressly prior approved in writing by Buyer, Seller agrees that during the three (3) year period following the Closing Date, Seller will not, directly or indirectly:

      1. Engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, or exert any influence upon, any business which conducts non-standard automobile insurance activities in the Territory (as hereinafter defined) similar to those conducted by Buyer;

      2. Solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer of Seller at any time prior to the Closing Date;

      3. Solicit for employment or encourage to leave their employment, any person accepts employment with Buyer or its affiliates, post-Closing, and who was, during the three (3) year period prior to such employment, an officer or employee of Seller;

      4. Make any statement to any third party, including the press or media, likely to result in adverse publicity for the Buyer.

      For the avoidance of doubt, compete or competition will include, but not be limited to, providing any services, investment or property (including intellectual property) to any other entity that during this three (3) year period writes non-standard auto insurance in Michigan.

      Competition will not include Seller's acts (i) pursuant to any reinsurance agreement to which it is a party as to non-standard automobile insurance and
(ii) relating to any claim on any non-standard automobile policy it has written.

      In addition, Seller shall agree during the term of the non-compete provisions herein not to sell or convey any tangible property of Seller used to conduct its non-standard insurance business in the State of Michigan.

      Trade Secrets: Confidential Material.

      From and after the Closing Date, Seller shall not directly or indirectly disclose or use for its own benefit, or for the benefit of any other person other than the Buyer, any secret or Confidential Material, customer lists, or supplier information, of or pertaining to the Buyer or the Seller, their respective businesses or financial affairs, or their products which are not a matter of public knowledge. This provision shall survive indefinitely.


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                                                                  EXECUTION COPY

      Intellectual Property.

      From and after the Closing Date, Seller shall not directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Buyer, including any word, phrase or logo that is similar in sound or appearance. This provision shall survive indefinitely.

      For purposes of this Non-compete / Non-Solicitation Agreement, the term "directly or indirectly" shall include acts or omissions as a proprietor, partner, joint venture, employer, salesman, agent, employee, officer, director, lender or consultant of, or owner of a twenty percent (20%) interest in any business that competes with the Buyer's non-standard automobile insurance business. "Territory" shall mean the geographic area located within the State of Michigan. "Similar" shall mean an insurance company whose book of business is comprised of more than fifty percent (50%) non-standard private passenger automobile insurance policies. This provision applies solely to non-standard private passenger automobile insurance, and no other line of insurance.


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                                                                  EXECUTION COPY

                                    EXHIBIT C
                              FORM OF BILL OF SALE
















































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                                                                  EXECUTION COPY

                                  BILL OF SALE

      This Bill of Sale (the "Bill of Sale") is dated October 15, 2004, from NORTH POINTE INSURANCE COMPANY, a Michigan corporation ("Seller") to THI HOLDINGS (DELAWARE), INC. ("Buyer"), a Delaware corporation. All capitalized terms not defined herein shall have the meaning set forth in the Asset Purchase Agreement between the Parties dated October 15, 2004.

                                   WITNESSETH

      WHEREAS, Seller has agreed to transfer, assign and convey to Buyer and Buyer has agreed to purchase the Acquired Assets, free and clear of all liens, claims encumbrances, and rights of others.

      NOW, THEREFORE, in consideration of the premises, in satisfaction of its obligations under the Agreement and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged:

      Section 1. Seller has granted, bargained, conveyed, assigned transferred, set over and delivered, and by these presents does hereby grant, exchange, convey, assign, transfer, set over and deliver, to Buyer all of Seller's right, title and interest in the Acquired Assets as described on EXHIBIT A attached hereto and incorporated herein, including, Seller's goodwill in the Acquired Assets, relating or pertaining to the non-standard automobile insurance company business of Seller.

      TO HAVE AND TO HOLD all and singular the said properties, assets and business hereby conveyed, transferred or assigned or intended so to be, unto Buyer, its successors and assigns, to and for its and their own use forever together with all and singular the properties, assets, rights and appurtenances thereto belonging or in any way incident or appertaining thereto.

      Seller is not selling to Buyer any asset that is not specifically listed or identified on EXHIBIT A.

      Section 2. Seller represents and warrants that Seller has the right and title to convey, transfer and assign the Acquired Assets and, subject to the limitations set forth in the Agreement. Seller will defend that right and title against the lawful claims and demands of all persons, and the Acquired Assets are free from all liens, claims encumbrances or Security Interests.

      Section 3. Nothing contained in this Bill of Sale shall be construed as an attempt hereby to assign any contract, lease, interest in property, right of way, easement, permit, license, claim, demand or right which is not assignable or which an attempt to assign or transfer would in any way impair, or as an attempt to transfer any property in case such transfer would be invalid for any cause.

      Section 4. Any Person may rely without further inquiry upon the powers and rights herein granted to Buyer and upon any notarization, certification, affidavit or jurist by any notary

                                                                  EXECUTION COPY

public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

      Section 5. This instrument is executed by, and shall be binding upon, Seller and Seller's successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Buyer, its successors and assigns.

      Section 6. This Bill of Sale shall be effective for all purposes as of the date first above written.

      Section 7. This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, excluding the choice of law rules thereof.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale, to be duly executed on the day and year first above set forth.

NORTH POINTE INSURANCE COMPANY
a Michigan corporation

By: /s/ John H. Berry
    ---------------------------------------------
            John H.  Berry
Title:      Chief Financial Officer and Treasurer

THI HOLDINGS (DELAWARE), INC.
a Delaware corporation

By:
   -----------------------------------------------
            John Burkhalter
Title:      President

                                                                  EXECUTION COPY

                                    EXHIBIT A
                                       TO
                                  BILL OF SALE

The Acquired Assets shall consist of:

A. Seller's agent lists and its right to underwrite and offer policyholder replacement policies connected to, and all information relating to expirations of, Seller's non-standard automobile business in the State of Michigan; and

B.    The following data, policy files and/or policyholder related information:

Agent/Agency                                   Submodel
Name, full address and phone                   Symbol
                                               Full garaging address
Policy                                         Vehicle use
                                               Comp deductible
Policy number                                  Coll type
Effective date                                 Coll deductible
Expiration date                                Additional equipment limit
Named insured, full address and phone number   Rental
Pay plan                                       Towing
Current term premium                           Loss payee
BI limit
PD limit                                       Driver
UM coverage limit
Mini tort coverage                             Driver type
PIP option / deductible                        Driver name, age, date of birth, sex, marital
                                               status
Vehicle                                        Drivers license number
                                               Sr 22 filing
Vehicle number                                 Driver infractions
VIN                                            Driver accidents
Make
Model                                          Claims

Cont'd                                         At fault accidents

                                                                  EXECUTION COPY

                                    EXHIBIT D

                              SELLER'S CERTIFICATE

      This Certificate is being delivered pursuant to Section 10(c) of the Asset Purchase Agreement (the "Agreement"), dated as of October 15, 2004, between Buyer and Seller. Terms not defined herein shall have the meaning as set forth in the Agreement.

The undersigned hereby certifies to Buyer as follows:

1. The undersigned has caused a reasonable examination as to the warranties and representations of Seller as set forth in the Agreement;

2. On and as of the Closing Date, each of the representations and warranties of Seller contained in the Agreement is true.

                                  NORTH POINTE INSURANCE COMPANY
                                  a Michigan corporation

                                  By:     John H. Berry
                                          -------------------------------------
                                          John H. Berry

Dated:  October 15, 2004          Title:  Chief Financial Officer and Treasurer

                                                                  EXECUTION COPY

                                    EXHIBIT E
                               BUYER'S CERTIFICATE

      This Certificate is being delivered pursuant to Section 11(b) of the Asset Purchase Agreement (the "Agreement"), dated as of October 15, 2004, between Buyer and Seller. Terms not defined herein shall have the meaning as set forth in the Agreement.

The undersigned hereby certifies to Seller as follows:

1. The undersigned has caused a reasonable examination as to the warranties and representations of Buyer as set forth in the Agreement;

2. On and as of the Closing Date, each of the representations and warranties of Buyer contained in the Agreement is true.

                                                 THI HOLDINGS (DELAWARE), INC.
                                                 a Delaware corporation

                                                 By:    -----------------------
                                                        John Burkhalter

Dated:  October 15, 2004                         Title: President

Activity Report -- Send

Page               :   001
Date & Time        :   14-Oct-2004     05:25pm
Line 1             :   2483583041
Line 2             :
E-mail             :
Machine ID         :   North Pointe Insurance
Scan count         :   45815 (0000B2F7)
Print count        :   82093 (000140AD)
Drum count         :   6310 (000018A6)

Nbr.           Job     Date       Time       Duration     Pgs       To            Dept.  nbr Account   Comm.  code    Status
----           ---    ------     -------     --------     ---   -----------       ------------------   -----------    ------
932            278    22-Sep     10:55am      01/05       003   13128324700                              EC 502         OK
933            279    22-Sep     11:45am      00/20       001   12483735586                              EC 602         OK
934            280    22-Sep     01:13pm      00/15       001   12486140388                              EC 603         OK
935            284    23-Sep     10:54am      00/24       002   17344629721                              EC 603         OK
936            285    23-Sep     12:05pm      02/03       006   15183732726                              EC 602         OK
937            286    23-Sep     12:52pm      00/14       001   12486140388                              EC 603         OK
938            287    23-Sep     04:06pm      00/38       002   18132826200                              G3 501         OK
939            288    24-Sep     11:56am      01/25       006   14404610989                              EC 603         OK
940            289    24-Sep     12:08pm      00/21       003   17346322339                              EC 603         OK
941            291    24-Sep     03:29pm      01/34       001   12486464143                              G3 201         OK
942            296    27-Sep     12:12pm      00/21       003   17346322339                              EC 603         OK
943            300    28-Sep     07:22am      00/26       002   12489360049                              EC 602         OK
944            301    28-Sep     08:47am      05/25       017   12486680841                              EC 502         OK
945            302    28-Sep     12:13pm      00/21       003   17346322339                              EC 603         OK
946            310    29-Sep     05:25pm      01/07       012   12486030521                              EC 603         OK
947            311    30-Sep     10:06am      00/26       002   12483991601                              EC 603         OK
948            313    30-Sep     10:47am      06/19       014   19148287888                              EC 300         OK
949            314    30-Sep     10:59am      03/47       014   19528322325                              EC 502         OK
950            316    01-Oct     02:19am      00/21       003   17346322339                              EC 603         OK
951            317    01-Oct     01:04pm      00/20       003   17346322339                              EC 603         OK
952            318    01-Oct     03:35pm      00/42       001   12052544304                              G3 501         OK
953            319    04-Oct     09:08am      00/14       001   12486140388                              EC 603         OK
954            321    04-Oct     12:16pm      00/20       003   17346322339                              EC 603         OK
955            322    04-Oct     01:22pm      00/53       003   17344140090                              EC 502         OK
956            325    05-Oct     07:32am      00/34       002   16305989520                              EC 502         OK
957            326    05-Oct     09:44am      00/32       002   12487501111                              EC 502         OK
958            328    05-Oct     11:14am      01/39       001   12483772495                              EC 603         OK
959            330    05-Oct     12:20pm      00/21       003   17346322339                              EC 603         OK
960            331    05-Oct     02:06pm      00/22       002   13132225636                              EC 603         OK
961            333    06-Oct     08:34am      03/15       005   12485869518                              EC 402         OK
962            335    06-Oct     10:03am      00/49       003   12486680841                              EC 502         OK
963            337    06-Oct     10:44am      00/39       002   12486490030                              EC 502         OK
964            338    06-Oct     12:20pm      00/20       003   17346322339                              EC 603         OK
965            340    06-Oct     01:26pm      00/38       001   13135611197                              EC 502         OK
966            342    07-Oct     07:39am      00/26       003   18106783510                              EC 603         OK
967            343    07-Oct     12:03pm      00/47       003   15867722960                              EC 602         OK
968            345    07-Oct     02:41pm      00/59       003   12484065111                              G3 501         OK
969            347    07-Oct     04:05pm      00/34       002   15862282288                              EC 502         OK
970            346    07-Oct     04:07pm      00/00       000   12319289024                                                     50
971            348    07-Oct     04:18pm      00/22       002   12319284024                              EC 603         OK
972            350    07-Oct     05:05pm      00/53       005   19045197856                              EC 603         OK
973            354    08-Oct     05:01pm      01/02       000   1586772960                               EC 502         NG      B0
974            357    12-Oct     07:06am      00/35       002   18089491599                              EC 502         OK
975            358    12-Oct     02:32pm      00/31       002   19528322325                              EC 502         OK
976            359    12-Oct     03:58pm      00/42       003   12138979551                              EC 602         OK
977            362    13-Oct     10:02am      03/07       001   17706596010                              EC 402         OK
978            363    13-Oct     11:07am      04/53       016   19528322325                              EC 502         OK
979            365    13-Oct     01:57pm      00/34       003   12127095513                              EC 603         OK
980            367    14-Oct     03:16pm      01/06       000   1813282200                                              NG      B0
981            368    14-Oct     05:14pm      07/03       034   14404610989                              EC 603         OK